Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BJ’s Restaurants, Inc. Equity Incentive Plan of our reports dated March 1, 2021 with respect to the consolidated financial statements of BJ’s Restaurants, Inc. and the effectiveness of internal control over financial reporting of BJ’s Restaurants, Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
November 9, 2021